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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Incentive Compensation Plan of our report dated February 23, 2001, with respect to the consolidated financial statements and schedule of Cost-U-Less, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                       /s/ ERNST & YOUNG LLP

Seattle, Washington
May 29, 2001